UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

Penn Millers Holding Corporation
 (Exact name of registrant as specified in its charter)

Pennsylvania	001-34496	80-0482459
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72 North Franklin Street, PO Box P Wilkes-Barre, Pennsylvania	18773
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 233-8347

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Penn Millers Holding Corporation (the Company) held its annual meeting of shareholders on May 11, 2011 (the Annual Meeting). At the Annual Meeting, the Company’s shareholders elected each of the Company’s nominees for director. The three Class II directors elected will hold office until the 2014 annual meeting of shareholders; and the one Class III director elected will hold office until the 2012 annual meeting of shareholders and until their successors are duly elected and qualified. The Company’s shareholders also ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011. The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal No. 1 – Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Heather M. Acker (Class II)	2,632,422	144,084	1,210,868
Dorrance R. Belin, Esq. (Class II)	2,656,848	119,658	1,210,868
Kim E. Michelstein (Class II)	2,654,098	122,408	1,210,868
E. Lee Beard (Class III)	2,654,848	121,658	1,210,868

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained

3,924,694	32,866	29,814

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN MILLERS HOLDING CORPORATION

Date: May 13, 2011	By:	/s/ Michael O. Banks
Michael O. Banks
Executive Vice President and Chief Financial Officer